Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

OptimizeRx Corporation

We hereby consent to the use of our audit report dated March 8, 2017, with respect to the consolidated financial statements of OptimizeRx Corporation as incorporated by reference in its registration statement on Form S-3/A-1. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, MN

December 10, 2018